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Exhibit 99.2

        UNITED STATES DISTRICT COURT

SOUTHERN	DISTRICT OF	CALIFORNIA

In the Matter of the Search of (Name, address or brief description of person or property to be searched)
Premises Located at		SEARCH WARRANT 02mg2896
ALVARADO HOSPITAL MEDICAL CENTER 6655 ALVARADO ROAD SAN DIEGO, CALIFORNIA
CASE NUMBER: [STAMP]

TO: Adrian Bubb, Special Agent, U.S. Department of Health and Human Services and any Authorized Officer of the United States

Affidavit(s) having been made before me by Adrian Bubb, Special Agent who has reason to believe that ☐ on the person of or ☒ on the premises known as (name, description and/or location)

SEE ATTACHMENT "A"

in the SOUTHERN District of CALIFORNIA there is now concealed a certain person or property, namely (describe the person or property)

SEE ATTACHMENT "B"

I am satisfied that the affidavit(s) and any recorded testimony establish probable cause to believe that the person or property so described is now concealed on the person or premises above-described and establish grounds for the issuance of this warrant.

YOU ARE HEREBY COMMANDED to search on or before	December 28, 2002 Date

(not to exceed 10 days) the person or place named above for the person or property specified, serving this warrant and making the search in the daytime (6:00 A.M. to 10:00 P.M.) and if the person or property be found there to seize same, leaving a copy of this warrant and receipt for the person or property taken, and prepare a written inventory of the person or property seized and promptly

return this warrant to	the Honorable Larry A. Burns, U.S. Magistrate Judge U.S. Judge or Magistrate	as required by law.
12-18-02 @ 10:30 A.M. Date and Time Issued	at	San Diego, California City and State

Honorable Larry A. Burns, U.S. Magistrate Judge Name and Title of Judicial Officer			[SEAL] /s/ Larry A. Burns Signature of Judicial Officer

Attachment A

        The administration area, including the offices of Barry Weinbaum and Mina Nazaryan, of Alvarado Hospital Medical Center, located at 6655 Alvarado Road, San Diego, California. The hospital is located south of Interstate 8 between College Avenue and 70th Street. The hospital is south of Alvarado Road and is approximately one mile between College Avenue and 70th Street exits off Interstate 8. Alvarado Hospital Medical Center's location is further described as being located on Alvarado Road between Alvarado Court on the west and Reservoir Drive on the east. There is a bus stop on the south side of Alvarado Road directly east of the hospital entrance. There is a marquee in front, east of the common driveway which indicates "Alvarado Hospital Medical Center; Maternity Services; San Diego Rehabilitation Institute; Parking Entrance." The address shown on the marquee is 6645 to 6655 Alvarado Road. There is a red stop sign in front of the marquee. There is a partially covered driveway between 6645 and 6655. The numbers 6655 appear in front of Alvarado Hospital Medical Center, north of the hospital entrance on the side of the building. "Alvarado Hospital Medical Center" appears in large letters, affixed to the building above the hospital automatic double sliding door entrance. The hospital is a six (6) story commercial building that is off-white and beige in color.

        The administration area of Alvarado Hospital is located on the first floor, south of the hospital main entrance. After entering the hospital, past the admitting area, there is corridor heading south. The administration area and offices are located behind the second door from the end of that corridor, and outside the door, affixed to the wall, is a placard (gold in color) labeled "Administration." Inside the adminstration area is a common area containing desks and filing cabinets and the offices of Barry Weinbaum and Mina Nazaryan.

Attachment B

Any and all:

1.
Relocation agreements executed between Tenet Healthcare Corporation and/or its subsidiaries (including Tenet Healthsystems Hospitals, Inc.) (Tenet), NME Hospitals, Inc. (NME) and/or Alvarado Hospital (Alvarado) and any physician relating to the Alvarado service area for the time period January 1, 1995 through the present.

2.
Consulting agreements between Tenet, Alvarado and/or NME and any physician relating to the Alvarado service area for the time period January 1, 1995 through the present.

3.
Records reflecting the identity and/or address of physicians who executed relocation agreements relating to the Alvarado service area.

4.
Records reflecting the identity and/or address of physicians who executed consulting agreements relating to the Alvarado service area.

5.
Records constituting, relating to and/or discussing any policy, rule, regulation and/or guideline for recruiting and/or relocating physicians.

6.
Records constituting, relating to, and/or discussing any policy, rule, regulation and/or guideline for consulting agreements with physicians.

7.
Records constituting, relating to, and/or discussing any payments made to physicians pursuant to a relocation agreement for the Alvarado service area, including, but not limited to, checks, accounting records, and journals, for the time period January 1, 1995 through the present.

8.
Records constituting, relating to, and/or discussing any payments made to physicians pursuant to a consulting agreement for the Alvarado service area, including, but not limited to, checks, accounting records, and journals, for the time period January 1, 1995 through the present.

9.
Records constituting, relating to, and/or discussing any Tenet, Alvarado and/or NME policy regarding the payment for or solicitation of referrals and/or admissions.

10.
Records constituting, relating to, and/or discussing any payments made by Tenet, NME and/or any Tenet or NME hospital, including Alvarado, for referrals to any Tenet and/or NME hospital for the time period January 1, 1995 through the present.

11.
Records constituting, relating to, and/or discussing any audit of payments made pursuant to any relocation agreement relating to the Alvarado service area for the time period January 1, 1995 though the present.

12.
Records constituting, relating to, and/or discussing the recruitment and/or relocation of any physician to the Alvarado service area.

13.
Form relocation agreements and/or guidelines for the terms and contents of those agreements.

14.
Records constituting, relating, to and/or discussing contracts for the employment for Barry Weinbaum, Viktoria Meyers and Mina Nazaryan.

15.
Records reflecting the salary and any bonuses paid to Barry Weinbaum, Viktoria Meyers and Mina Nazaryan by Tenet, NME and/or Alvarado from January 1, 1995 to the present.

16.
Records constituting, relating to, and/or discussing the factors used to determine bonuses paid to Barry Weinbaum, Viktoria Meyers and Mina Nazaryan.

17.
Activity logs submitted by physicians pursuant to consulting agreements for the time period January 1, 1995 through the present.

18.
Records constituting and/or discussing any policy or guidance issued by the United States, including, but not limited to, the United States Department of Health and Human Services and any components of that agency, including, but not limited to, the Health Care Finance

  Administration (HCFA), the Center for Medicare and Medicaid Services (CMS), and/or any Medicare carrier or fiscal intermediary, relating to or discussing the federal anti-kickback statute, and/or any regulation promulgated pursuant to that statute, and/or the payment of any remuneration for referrals for any service covered by Medicare, Medicaid and/or any other federally funded health insurance program.

19.
Records discussing the number of physicians practicing in the Alvarado service area, including, but not limited to, records discussing whether the number of physicians practicing in the Alvarado service area is adequate to meet the needs of the community, records discussing whether there is a shortage of physicians in any given specialty, and documents discussing whether the area serviced by Alvarado hospital is a medically underserved area or medically underserved population.

20.
Records discussing strategies and/or plans for increasing patient admissions, outpatient services and/or laboratory services for any Tenet or NME hospital, including Alvarado.

21.
Records discussing the profitability of expected returns from entering into any agreement pursuant to which a physician is recruited and/or relocated to any area served by any Tenet or NME hospital, including Alvarado.

22.
Records discussing the profitability or expected returns from entering into any consulting agreement with a physician.

23.
Records constituting, discussing, or relating to activity logs or reports that track physician admissions to Alvarado Hospital.

24.
Records discussing admissions or referrals made, or not made, to Alvarado by any physician.

25.
Records discussing admissions or referrals made, or not made, to Alvarado by any physician who executed a relocation agreement with Tenet, NME and/or Alvarado.

26.
Records discussing the admissions or referrals made, or not made, to Alvarado by the following physicians: Larry Emdur, Kevin Rappaport, Kaveh Bagheri, Paul Ver Hoeve, Larry Yellen, Perry Mansfield, Allan Wittgrove, David Greenberg, Bernie Michlin, and Sheldon Steiner.

27.
Records identifying Tenet's, Alvarado's and/or NME's executives, departments, divisions, and/or corporate structure, including, but not limited to, Tenet organizational charts.

28.
All Alvarado and Tenet federal income tax returns, including but not limited to forms 1120, and 1120S, and all supporting information documents (e.g., 1099s, W-2s and K-1s), workpapers, summary sheets, and analyses used in the preparation of the tax returns, for the tax years 1995 to 2001.

29.
All Alvarado and Tenet bank records, including but not limited to, statements, check registers, passbooks, deposit and withdrawal slips, canceled checks, money orders, cashiers' checks (and receipts for same), and bank checks, for the time period January 1, 1995 through the present.

30.
Records constituting, discussing, or relating to how payments made to physicians pursuant to relocation and/or consulting contracts were listed, included, and/or treated on tax returns filed by Tenet, NME and/or Alvarado.

31.
All cost reports and records constituting, discussing, or relating to the preparation of the cost reports relating to Tenet, NME and/or Alvarado for the time period January 1, 1995 through the present.

32.
Records constituting, discussing, or relating to how payments made to physicians pursuant to relocation and/or consulting contracts were listed, included, and/or treated on cost reports filed by Alvarado, Tenet and/or NME.

33.
Alvarado, Tenet and/or NME accounting journals, including, but not limited to, general journals, cash receipt journals, and cash disbursement journals for the time period January 1, 1995 through the present.

34.
Alvarado, Tenet and/or NME accounting ledgers, including, but not limited to, general, subsidiary, notes receivable, adjusting entries, charts of accounts, and closing ledgers, for the time period January 1, 1995 through the present.

35.
Alvarado, Tenet and/or NME financial statements including, but not limited to, income statements and balance sheets, for the time period January 1, 1995 though the present.

36.
Computer-related documentation including, but not limited to, manuals, that explain or illustrate how to configure or use the computer hardware, software, or related items.

37.
Any and all devices, mechanisms, and programs designed to restrict access to computer equipment or hide computer data, wherever stored and in whatever form, including all computer passwords and encryption keys.

38.
Documents and articles of personal property evidencing the identity of the persons occupying, possessing, using or controlling the premises to be searched, including, but not limited to, bills and receipts, Rolodexes, telephone answering pads, canceled mail envelopes, correspondence, credit card and bank records, travel documents and personal identification documents.

39.
All items listed in paragraphs 1-38, in whatever form and by whatever means they may have been created or stored, including any electrical, electronic, or magnetic form (such as floppy disks, hard disks, CDs, DVDs, optical disks, backup tapes and personal digital assistants); any handmade form (such as writing and drawing); any mechanical form (such as printing or typing); and any photographic form (such as microfilm and photocopies). If in electronic form, a qualified forensic computer expert will attempt to create an "image" copy of the computer's contents. The computer expert or another qualified technician will then conduct a search at the forensic lab for any computer files meeting the descriptions of the items described in the paragraphs 1-38. If imaging proves impossible or impractical for technical reasons, the agents executing this warrant are not authorized to seize and remove any computer hardware or software unless a follow-up search warrant is obtained.

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  Exhibit 99.2